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                                                                    Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-77060, 33-93048, 333-49561, 333-56349 and
333-55827) of ATMI, Inc. of our report dated May 17, 1997, except for the last paragraph of Note 3 which is as of July 29, 1997 and the last paragraph of Note 6 which is as of December 18, 1997, pertaining to the combined financial statements of Lawrence Semiconductor Laboratories, Inc. and Affiliate as of and for the year ended December 31, 1996 appearing in this Form 8-K/A of ATMI, Inc. It should be noted, however, that such financial statements are not included separately in the Form 8-K/A. We also consent to the application of our report to the Financial Statement Schedule for the year ended December 31, 1996 appearing in this Form 8-K/A when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in our report also included this schedule.

                                          /s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
January 11, 2000